UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2011, Unit Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for itself and as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of $250 million aggregate principal amount of 6 5/8% senior subordinated notes due 2021 (the “Notes”). The Notes will be guaranteed by all of the Company’s wholly-owned domestic subsidiaries (the “Guarantees”). The Notes and the Guarantees have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s existing shelf registration statement (File No. 333-173884). The closing of the Offering is expected to occur on May 18, 2011, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the Offering (i) to repay outstanding borrowings under the Company’s unsecured credit facility, which had approximately $185.0 million outstanding as of March 31, 2011, and (ii) for general working capital purposes. Affiliates of certain of the Underwriters are lenders under the Company’s unsecured credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. Certain of the Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, certain of the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A copy of the Underwriting Agreement is attached as Exhibit 1 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The Registrant files or furnishes the following exhibits as part of this report:

Exhibit 1	Underwriting Agreement dated May 11, 2011, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for itself and as representative of the several underwriters.

Exhibit 99	Press Release, dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 11, 2011	By:	/s/ Mark E. Schell
Mark E. Schell
Senior Vice President and General Counsel

Exhibit Index

Exhibit 1	Underwriting Agreement dated May 11, 2011, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for itself and as representative of the several underwriters.

Exhibit 99	Press Release, dated May 11, 2011.

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